EXHIBIT 3.2
                                    BYLAWS
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                                    BYLAWS

                                      OF

                         UMPQUA HOLDINGS CORPORATION

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                              TABLE OF CONTENTS

ARTICLE 1....................................................................2
      Section 1.1  Annual Meeting............................................2

Section 1.2  Special Meetings................................................2
      Section 1.3  Notice....................................................2
      Section 1.4  Waiver of Notice..........................................2
      Section 1.5  Voting....................................................2
      Section 1.6  Quorum; Vote Required.....................................2
      Section 1.7  Action Without Meeting....................................2

ARTICLE 2....................................................................2
      Section 2.2  Vacancies.................................................2
      Section 2.3  Annual Meeting............................................2
      Section 2.4  Regular Meetings..........................................2
      Section 2.5  Special Meetings..........................................2
      Section 2.6  Telephonic Meetings.......................................2
      Section 2.7  Waiver of Notice..........................................2
      Section 2.8  Quorum....................................................2
      Section 2.9  Voting....................................................2
      Section 2.10  Action Without Meeting...................................2
      Section 2.11  Powers of Directors......................................2
      Section 2.12  Committees...............................................2
      Section 2.13  Chairman of the Board....................................2

ARTICLE 3....................................................................2
      Section 3.1  Composition...............................................2
      Section 3.2  Chief Executive Officer...................................2
      Section 3.3  President.................................................2
      Section 3.4  Vice President............................................2
      Section 3.5  Secretary.................................................2
      Section 3.6  Treasurer.................................................2
      Section 3.7  Removal...................................................2

ARTICLE 4....................................................................2
      Section 4.1  Certificates..............................................2
      Section 4.2  Transfer Agent and Registrar..............................2
      Section 4.3  Transfer..................................................2
      Section 4.4  Necessity for Registration................................2
      Section 4.5  Fixing Record Date........................................2
      Section 4.6  Record Date for Adjourned Meeting.........................2
      Section 4.7  Lost Certificates.........................................2

ARTICLE 5....................................................................2

ARTICLE 6....................................................................2

ARTICLE 7....................................................................2

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                                    BYLAWS

                                      OF

                         UMPQUA HOLDINGS CORPORATION


                                  ARTICLE 1.

                            SHAREHOLDERS' MEETINGS

      Section 1.1 Annual Meeting. The annual meeting of the shareholders will be held at 7:00 p.m. on the third Thursday in May of every year at the principal office of the Corporation or at such other time, date or place as may be determined by the Board of Directors. At such meeting the shareholders entitled to vote will elect a Board of Directors and transact such other business as may come before the meeting. Business shall be deemed as properly coming before the annual meeting of shareholders if and only if
(I) such business is set for the in the corporation's  notice to shareholders,
(ii) the board of  directors  of the  corporation,  after the  mailing  of the notice to shareholders of the annual meeting, determines that it is appropriate that such business be brought before the annual meeting of shareholders, or (iii) such business is proposed by a person who is entitled to vote at that meeting and who has complied with the notice procedures set forth in this section 1.1, and the Secretary of the corporation determines, in the Secretary's reasonable discretion, that such business is of a nature as is appropriate for consideration by the shareholders of the corporation under the Oregon Business Corporation Act or under the rules of the Securities Exchange Commission as promulgated from time to time pursuant to the Securities Exchange Act of 1934, as amended.

      Unless otherwise permitted by the Board of Directors, business, including nominations of directors, may be properly brought before an annual meeting by a shareholder only upon the shareholder's timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the fourteenth (14th) day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders. A shareholder's notice shall set forth (i) a brief description of each matter desired to be brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class and number of shares of stock of the corporation which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business, and (v) as for each person whom the shareholder proposes to nominate for election or reelection as a director
(1) the name, age,  business  address,  and residence  address of such person,
(2) the principal occupation or employment of such person, (3) the class and number or shares stock of the corporation which are beneficially owned by such person, (4) the proposed nominee's written consent, and (5) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

      Section 1.2 Special Meetings. Special meetings of shareholders will be held at any time on call of the President or the Board of Directors, or on demand in writing by shareholders of record holding shares with at least 10 percent of the votes entitled to be cast on any matter proposed to be considered at the special meeting.

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      Section  1.3 Notice.  Written  notice  stating the place,  date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the current shareholder records of the Corporation, with postage prepaid.

      Section 1.4 Waiver of Notice. A shareholder may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided by this
Section 1.4, the waiver must be in writing, must be signed by the shareholder and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A shareholder's attendance at a meeting waives any objection to (a) lack of notice or defective notice, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting and (b) consideration of any matter at the meeting that is not within the purpose or purposes described in the notice of a special meeting, unless the shareholder objects to considering the matter when it is first presented.

      Section 1.5 Voting. Except as otherwise provided in the Articles of Incorporation, each shareholder will be entitled to one vote, in person or by proxy, on each matter voted on at a shareholder's meeting for each share of stock outstanding in such shareholder's name on the records of the Corporation which is entitled to vote on such matter. Unless held as trustee or in another fiduciary capacity, shares may not be voted if held by another corporation in which the Corporation holds a majority of the shares entitled to vote for directors of such other corporation.

      Section 1.6 Quorum; Vote Required. A majority of the shares entitled to vote on a matter, represented in person or by proxies, will constitute a quorum with respect to that matter at any meeting of the shareholders. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast in opposition, unless the vote of a greater number is required by the Oregon Business Corporation Act or the Articles of Incorporation. Election of directors is governed by Section 2.1 of these Bylaws. Unless otherwise provided in the Articles of Incorporation, a majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting to a different time, date, or place. No further notice of the adjourned meeting is required if the new time, date, and place is announced at the meeting prior to adjournment and the date is set 120 days or less from the date of the original meeting.

      Section 1.7 Action Without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent, or consents, describing the action taken is signed by all of the shareholders entitled to vote on the action and is delivered to the Corporation for inclusion in the minutes and filing with the corporate records. The action is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Unless a record date for determining the shareholders entitled to take action without a meeting is otherwise established, the record date for that purpose is the date the first shareholder signs the consent. If the Oregon Business Corporation Act


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requires that notice of a proposed action be given to non-voting  shareholders and that the action is to be taken by unanimous consent of the shareholders, at least 10 days written notice of the proposed action will be given to non-voting shareholders before the action is taken.


                                  ARTICLE 2.

                              BOARD OF DIRECTORS

      Section 2.1 Number and Election of Directors. The Board of Directors will consist of not less than six (6) members and not more than nineteen (19) members. The number of directors will be established within this range from time to time by the Board of Directors. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election. Each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal.

      Section 2.2 Vacancies. Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the Board of Directors or if the remaining directors do not constitute a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy will serve for the unexpired term of the director's predecessor in office, subject to prior death, resignation or removal.

      Section 2.3 Annual Meeting. An annual meeting of the Board of Directors will be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the Board of Directors upon notice in the same manner as provided in Section
2.5. The annual meeting will be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

      Section 2.4 Regular Meetings. The Board of Directors may provide by resolution for regular meetings. Unless otherwise required by such resolution, regular meetings may be held without notice of the date, time, place or purpose of the meeting.

      Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President, the Chief Executive Officer or any member of the Board of Directors. Notice of each special meeting will be given to each director, either by oral or in written notification actually received not less than 24 hours prior to the meeting or by written notice mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director's address appearing on the records of the Corporation not less than 72 hours prior to the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors will be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

      Section 2.6 Telephonic Meetings. The Board of Directors may permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting will constitute presence in person at the meeting.

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      Section 2.7 Waiver of Notice.  A director  may,  at any time,  waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided in this Section 2.7, the waiver must be in writing, must be signed by the director, must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A director's attendance at a meeting waives any required notice, unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

      Section 2.8 Quorum. A majority of the number of directors that has been established by the Board of Directors pursuant to Section 2.1 of these Bylaws will constitute a quorum for the transaction of business.

      Section 2.9 Voting. The act of the majority of the directors present at a meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

      Section 2.10 Action Without Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if a written consent, or consents, describing the action taken is signed by each director and included in the minutes and filed with the corporate records. The action is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of an act of the Board of Directors at a meeting and may be described as such in any document.

      Section 2.11 Powers of Directors. The Board of Directors will have the sole responsibility for the management of the business of the
Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is vested with all of the powers possessed by the Corporation itself, so far as this delegation of power is not inconsistent with the Oregon Business Corporation Act, the
Articles of Incorporation, or these Bylaws. The Board of Directors will have the power to determine what amount constitutes net earnings of the Corporation, what amount will be reserved for working capital and for any other purpose, and what amount, if any, will be declared as dividends. Such determinations by the Board of Directors will be final and conclusive except as otherwise expressly provided by the Oregon Business Corporation Act or the Articles of Incorporation. The Board of Directors may designate one or more officers of the Corporation who will have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In the absence of a designation of any other officer or officers, the Chief Executive Officer is so designated.

      Section 2.12 Committees. Unless the Articles of Incorporation provide otherwise, a majority of the Board of Directors may designate from among its members an Executive Committee and any number of other committees. The Board of Directors shall designate from among its members an Audit Committee consisting of at least two directors, with the majority of members being directors who are not employees or executive officers of the corporation. Each committee must consist of two or more directors and will have such powers and will perform such duties as may be delegated and assigned to the


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committee by the Board of Directors.  No committee  will have the authority of the Board of Directors with respect to (a) approving dividends or other distributions to shareholders, except as permitted by (h), below, (b) amending the Articles of Incorporation, except as permitted by (j), below (c) adopting a plan of merger, (d) recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation other than in the usual and regular course of its business, (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, (f) approving or proposing to shareholders other actions required to be approved by the
shareholders,   (g)  approving  a  plan  of  merger  which  does  not  require shareholder approval, (h) authorizing or approving any reacquisition of shares of the Corporation, except pursuant to a formula or method prescribed by the Board of Directors, (i) authorizing or approving the issuance, sale or contract for sale of shares of the Corporation's stock except either pursuant to a stock option or other stock compensation plan or where the Board of Directors has determined the maximum number of shares and has expressly delegated this authority to the committee, (j) determining the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors has determined a maximum number of shares and expressly delegated this authority to the committee, (k) adopting, amending or repealing Bylaws for the Corporation, or (l) filling vacancies on the Board of Directors or on any of its committees or (m) taking any other action which the Oregon Business Corporation Act prohibits a committee of a board of directors to take. The provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, and 2.10 of the Bylaws will also apply to all committees of the
Board  of  Directors.   Each  committee  will  keep  written  records  of  its
activities and proceedings. All actions by committees will be reported to the Board of Directors at the next meeting following the action and the Board of Directors may ratify, revise or alter such action, provided that no rights or acts of third parties will be affected by any such revision or alteration.

      Section 2.13 Chairman of the Board. The Board of Directors may elect one of its members to be Chairman of the Board of Directors. The Chairman will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation, will preside at all meetings of the Board of Directors and of the shareholders, and will perform such other functions and responsibilities as the Board of Directors may designate from time to time.


                                  ARTICLE 3.

                                   OFFICERS

      Section 3.1 Composition. The officers of this Corporation will consist of at least a President and a Secretary and may also include a
separate  Chief  Executive  Officer,   one  or  more  Vice  Presidents  and  a
Treasurer, each of whom will be elected by the Board of Directors at the annual meeting of the Board of Directors or at any regular meeting of the Board of Directors or at any special meeting called for that purpose. Other officers and assistant officers and agents may be elected or appointed by or in the manner directed by the Board of Directors as the Board of Directors may deem necessary or appropriate. Any vacancies occurring in any office of this Corporation may be filled by election or appointment by the Board of Directors at any regular meeting or any special meeting called for that purpose. Each officer will hold his or her office until the next annual meeting of the Board of Directors and until the election and qualification of a successor in such office, subject to prior death, resignation or removal.

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      Section  3.2  Chief  Executive  Officer.  The  Board  of  Directors  may
designate one of the officers of the Corporation or the Chairman of the Board of Directors to serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer will be responsible for implementing the policies and goals of the Corporation as stated by the Board of Directors and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by the Board of Directors, the Chief Executive Officer will have the authority to hire and fire employees and agents of the Corporation and to take such other actions as the Chief Executive Officer deems to be necessary or appropriate to implement the policies, goals and directions of the Board of Directors.

      Section 3.3 President. In the absence of a specific designation by the Board of Directors of a separate Chief Executive Officer, the President will have all the responsibilities and authority of the Chief Executive
Officer as set forth in Section 3.2 and may be referred to as the Corporation's Chief Executive Officer. The President may sign any documents and instruments of the Corporation which require the signature of the
President under the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. The President will also have such responsibilities and authority as may be delegated to the President by the Chief Executive Officer or prescribed by the Board of Directors. At the request of the Chairman of the Board of Directors or in the Chairman's absence, the President will preside at meetings of the Board of Directors and at meetings of the shareholders. Upon the death, resignation or removal of the President, the Board of Directors may appoint a Vice President or another person to serve as an "acting" or "interim" President to serve as such until the position is filled by action of the Board of Directors. Unless otherwise provided by the Board of Directors, an "acting" or "interim" President will have all responsibilities and authority of the President.

      Section 3.4 Vice President. A Vice President will have such responsibilities and authority as may be prescribed by the Board of Directors or as may be delegated by the Chief Executive Officer or the President to such Vice President. If at any time there is more than one Vice President, the Board of Directors may designate the order of seniority or the areas of responsibility of such Vice Presidents. A Vice President (or if more than one, the Vice Presidents in order of seniority by designation or order of appointment) will have all of the powers and perform all of the duties of the President during the absence or disability of the President.

      Section  3.5  Secretary.   The  Secretary  will  keep  the  minutes  and
records of all the meetings of the shareholders and directors and of all other official business of the Corporation. The Secretary will give notice of meetings to the shareholders and directors and will perform such other duties as may be prescribed by the Board of Directors.

      Section 3.6 Treasurer or Chief Financial Officer. The Treasurer, or if so designated, the Chief Financial Officer, will receive all moneys and funds of the Corporation and deposit such moneys and funds in the name of and for the account of the Corporation with one or more banks designated by the Board of Directors or in such other short-term investment vehicles as may from time to time be designated or approved by the Board of Directors. The Treasurer will keep accurate books of account and will make reports of financial transactions of the Corporation to the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors. If the Board of Directors elects a Vice President, Finance or a Chief Financial Officer, the duties of the office of Treasurer may rest in that officer.

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      Section  3.7  Removal.  The  directors,  at any  regular  meeting or any special meeting called for that purpose, may remove any officer from office with or without cause; provided, however, that no removal will impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity.


                                  ARTICLE 4.

                          STOCK AND OTHER SECURITIES

      Section 4.1 Certificates. All stock and other securities of this Corporation will be represented by certificates which will be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and which may be sealed with the seal of the Corporation or a facsimile thereof.

      Section 4.2 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more
Registrars for the stock and other securities of the Corporation. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed by a Transfer Agent, or registered by a Registrar.

      Section 4.3 Transfer. Title to a certificate and to the interest in this Corporation represented by that certificate can be transferred only (a) by delivery of the certificate endorsed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, signed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person.

      Section 4.4 Necessity for Registration. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

      Section 4.5 Fixing Record Date. The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities (a) entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof; (b) entitled to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; or (c) entitled to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date will be not more than 70 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action which requires such determination of registered owners is to be taken.

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      Section  4.6 Record  Date for  Adjourned  Meeting.  A  determination  of
shareholders   entitled  to  notice  of  or  to  vote  at  a  meeting  of  the shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date. A new record date must be fixed if a meeting of the shareholders' is adjourned to a date more than 120 days after the date fixed for the original meeting.

      Section 4.7 Lost Certificates. In case of the loss or destruction of a certificate of stock or other security of this Corporation, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors may prescribe.


                                  ARTICLE 5.

                                CORPORATE SEAL

      If the Corporation has a corporate seal, its size and style is shown by the impression below:







                                  ARTICLE 6.

                                  AMENDMENTS

      Unless otherwise provided in the Articles of Incorporation, the Bylaws of the Corporation may be amended or repealed by the directors, subject to amendment or repeal by action of the shareholders, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.


                                  ARTICLE 7.

                                 SEVERABILITY

      If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions will not be affected.


      Adopted by action of the Incorporator of Umpqua Holdings Corporation as of November 9, 1998.


                              /s/ Julie M. Ryan
                              _____________________________________
                              Julie M. Ryan, Secretary

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